Exhibit 10.15

AMENDMENT NO. 2

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) is entered into as of December 31, 2019, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the financial institutions who are or hereafter become parties to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and each individually a “Lender”) and WEBSTER BUSINESS CREDIT CORPORATION (“WBCC”), individually, as a Lender hereunder and as agent for itself and each other Lender (WBCC, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, Lenders and Agent are parties to an Amended and Restated Credit and Security Agreement dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.2 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter for the Test Period then ended, beginning with the Fiscal Quarter ending March 31, 2015 of not less than (i) 1.25 to 1 prior to the payment of any dividend and (ii) 1.0 to 1 on a pro forma basis after giving effect to (x) any dividends and (y) an addback to EBITDA of distributions in an amount not to exceed $300,000.

3. Conditions of Effectiveness. This Amendment shall become effective upon Agent’s receipt of:

(a) a copy of this Amendment duly executed and delivered by Agent, Required Lenders, each Loan Party and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent; and

(b) such other documents, instruments and agreements as Agent or its counsel may require.

4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

5. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

10. Personal Guarantor. Assaf Ran (the “Personal Guarantor”) hereby ratifies and confirms that all of the terms and conditions, representations and covenants contained in the Amended and Restated Guaranty Agreement (as amended, the “Guaranty”), dated as of August 8, 2017, made by Personal Guarantor in favor of Agent remain in full force and effect after giving effect to the execution and effectiveness of this Agreement and the increase of the Maximum Revolving Amount pursuant hereto, and Personal Guarantor hereby reaffirms that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Agreement (including, without limitation, obligations relating to the increased Maximum Revolving Amount) are irrevocably guaranteed by such Personal Guarantor in accordance with the terms and conditions of the Guaranty.

11. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWERS:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Vanessa Kao
Name:	Vanessa Kao
Title:	CFO

PERSONAL GUARNATOR:

/s/ Assaf Ran
ASSAF RAN

[Signature Page to Amendment No. 2]

WEBSTER BUSINESS CREDIT CORPORATION, as Agent and a Lender

By:	/s/ Leo Goldstein
Name:	Leo Goldstein
Title:	Vice President

[Signature Page to Amendment No. 2]

FLUSHING BANK, as a Lender

By:	/s/ Elizabeth Carroll
Name:	Elizabeth Carroll
Title:	Vice President

[Signature Page to Amendment No. 2]